Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference into the Registration Statement on Form S-8 (File No. 333-174456) of Snap Interactive, Inc. and Subsidiaries, of our report dated March 30, 2012 relating to the December 31, 2011 and 2010 consolidated financial statements of Snap Interactive, Inc. and Subsidiaries included in this Annual Report on Form 10-K, filed with the Securities and Exchange Commission.

/S/ WEBB & COMPANY, P.A.

WEBB & COMPANY, P.A.
Certified Public Accountants

Boynton Beach, Florida
March 30, 2012